  UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2008

E-Z-EM, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-13003	11-1999504
(Commission File Number)	(IRS Employer Identification No.)

1111 Marcus Avenue, Lake Success, New York	11042
(Address of principal executive offices)	(Zip Code)

(516) 333-8230
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On March 21, 2008, E-Z-EM, Inc. (the “Company”) announced that the stockholders of the Company voted to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated October 30, 2007, by and among Bracco Diagnostics, Inc., Eagle Acquisition Sub, Inc. (“Merger Sub”), the Company and, for limited purposes, Bracco Imaging S.p.A., and approve the transactions contemplated thereby, including the merger of Merger Sub with and into the Company at a special meeting of the stockholders held on March 20, 2008. The proposed merger is expected to close on or about April 1, 2008, pending the satisfaction or waiver of all the closing conditions set forth in the Merger Agreement.

A copy of the press release issued by the Company on March 21, 2008 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated March 21, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of l934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

E-Z-EM, INC.
(Registrant)

Date: March 21, 2008	By:	/S/ Peter J. Graham
		Name:	Peter J. Graham
		Title:	Senior Vice President Chief Legal Officer, Global Human Resources and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated March 21, 2008